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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of S.D. Warren Company

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-88496 of S.D. Warren Company on Form S-1 of our report dated October 28, 1996 (November 5, 1996 as to Note 21) relating to the financial statements of S.D. Warren Company and its Predecessor and the related financial statement schedule included herein (which expresses an unqualified opinion and included an explanatory paragraph referring to the comparability of the post-acquisition financial statements of S.D. Warren Company and certain related affiliates to those of the Predecessor Corporation (pre-acquisition)), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Summary Financial Data", "Selected Historical Financial Data", "Changes and Disagreements with Accountants on Accounting and Financial Disclosure" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
---------------------------

Boston, Massachusetts
August 27, 1997